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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          PARENT COMPANY                    SUBSIDIARY COMPANIES          STATE OF INCORPORATION
          --------------                    --------------------          ----------------------
First Federal of Northern Michigan   First Federal of Northern Michigan          Federal
           Bancorp, Inc.

First Federal of Northern Michigan     Financial Services and Mortgage           Michigan
                                                 Corporation

First Federal of Northern Michigan         InsuranCenter of Alpena               Michigan